CanArgo Energy Corporation
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
CanArgo Schedules Annual Meeting of Stockholders
April 18, 2008 – Guernsey, Channel Islands – CanArgo Energy Corporation (OSE:CNR; AMEX:CNR) announced today that it has currently scheduled its Annual Meeting of Stockholders to be held on June 26, 2008 at 10.30 a.m. Eastern Time at the American Stock Exchange, 86 Trinity Place, New York, NY, 10006. Only stockholders of record at the close of business on April 28, 2008 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
For more information please contact:
US and NORWAY
Eric Cameron, Christopher Rodsten, Fredrik Tangeraas
Gambit Hill & Knowlton AS
Tel: +47 96 62 55 94
Email: canargo@hillandknowlton.com